Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:

Investors: Clarissa Willett – 336-436-5076

Investor@LabCorp.com

Media: Pattie Kushner – 336-436-8263

Media@LabCorp.com

LABCORP PRICES $400,000,000 IN 2.300% SENIOR NOTES DUE 2024 AND

$650,000,000 IN 2.950% SENIOR NOTES DUE 2029

BURLINGTON, N.C., Nov. 18, 2019 — LabCorp® (NYSE: LH) announced today that it has priced its offering of $1,050,000,000 in senior notes. The offering consists of two tranches: $400,000,000 aggregate principal amount of 2.300% Senior Notes due 2024 (the 2024 Notes) and $650,000,000 aggregate principal amount of 2.950% Senior Notes due 2029 (the 2029 Notes and, together with the 2024 Notes, the Notes). The Notes will bear interest from Nov. 25, 2019, payable semi-annually on June 1 and Dec. 1, commencing on June 1, 2020. The closing of the offering is expected to occur on Nov. 25, 2019, subject to the satisfaction of customary closing conditions. The Notes will be senior unsecured obligations and will rank equally with LabCorp’s existing and future senior unsecured debt. Concurrently with this offering, LabCorp is conducting a cash tender offer for up to $300,000,000 aggregate purchase price of its 4.625% Senior Notes due Nov. 15, 2020 (the Tender Offer).

LabCorp intends to use the net proceeds of the Notes offering for general corporate purposes including (1) the purchase, redemption or repayment at maturity of its outstanding 2.625% Senior Notes due Feb. 1, 2020, (2) the concurrent Tender Offer, and (3) the repayment of some or all of the amounts outstanding under its term loan credit facilities.

The joint book-running managers for the offering are BofA Securities, US Bancorp, and Wells Fargo Securities. The offering will be made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission. A copy of the prospectus and related prospectus supplement may be obtained without charge from the Securities and Exchange Commission. Alternatively, a copy of the prospectus and related prospectus supplement may be obtained from BofA Securities by calling toll-free 1-800-294-1322, from US Bancorp by calling toll-free 1-877-558-2607, or from Wells Fargo Securities by calling toll-free 1-800-645-3751.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying prospectus.

About LabCorp

LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenue of more than $11 billion in 2018. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com. The information contained on these websites is not incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements including statements about the proposed offering of the Notes and use of proceeds therefrom. Each of the forward-looking statements is subject to change based on various important factors, including the risk that the offering may not be successful. As a result, readers are cautioned not to place undue reliance on any of LabCorp’s forward-looking statements. LabCorp has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks, and uncertainties that could affect operating and financial results is included in LabCorp’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in LabCorp’s other filings with the SEC.

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